Exhibit 2.3
SECOND SUPPLEMENTAL INDENTURE
     Second Supplemental Indenture (this “Supplemental Indenture”), dated as of January 25, 2008, among Sierra Comunicaciones Globales, S.A. de C.V. (the “Guaranteeing Subsidiary”), a direct subsidiary of Maxcom Telecomunicaciones, S.A.B. de C.V., a limited liability public stock corporation (sociedad anónima bursátil de capital variable), organized under the laws of Mexico (the “Company”), the Company, the existing Guarantors set forth on the signature page hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of December 20, 2006, between the Company and the Trustee, as amended by a first supplemental indenture (the “First Supplemental Indenture”), dated as of September 5, 2007, among the Company, the Guarantors named therein and the Trustee (together with the Base Indenture, the “Indenture”) providing for the issuance of 11% Senior Notes due 2014 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
     WHEREAS, pursuant to Section 4.16 of the Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws if it is the view of the SEC that such a waiver is against public policy.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiary:

SIERRA COMUNICACIONES GLOBALES, S.A. DE C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

Company:

MAXCOM TELECOMUNICACIONES, S.A.B de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

Existing Guarantors:

MAXCOM SERVICIOS ADMINISTRATIVOS, S.A. de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

OUTSOURCING OPERADORA de PERSONAL, S.A. de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

TÉCNICOS ESPECIALIZADOS en TELECOMUNICACIONES, S.A. de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary
Signature Page 1 to Second Supplemental Indenture

CORPORATIVO en TELECOMUNICACIONES, S.A. de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

MAXCOM SF, S.A. de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

MAXCOM TV, S.A. de C.V.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary

MAXCOM USA, Inc.

By: Name:	/s/ Gonzalo Alarcon I. Gonzalo Alarcon I.
Title:	Secretary
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By: Name:	/s/ David Contino David Contino
Title:	Vice President

By: Name:	/s/ Irina Golovashchuk Irina Golovashchuk
Title:	Assistant Vice President
Signature Page 2 to Second Supplemental Indenture